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Exhibit 10.15

AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement (this "Amendment") is made and entered into as of June 19, 2006 (the "Effective Date"), by and between DATAPATH, INC. a corporation organized under the laws of Georgia ("DataPath") and Andy Mullins an individual resident of Georgia (the "Employee").

W I T N E S E T H:

        WHEREAS, DataPath and Employee entered into that certain Employment Agreement, dated as of June     , 2006 (the "Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement);

        WHEREAS, the parties have agreed to make certain modifications to the terms of the Agreement, as more particularly set forth herein.

        NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

Amendment

        Section 1.1.    Section 3.7 of the Agreement is hereby amended and restated in its entirety as follows:

          Section 3.7    Good Reason.    For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Employee's express written consent):

            (a)   the assignment to the Employee by DataPath of duties materially inconsistent with the Employee's position, duties, responsibilities or status, or a change in the Employee's titles or offices, or any removal of the Employee from or any failure to re-elect the Employee to any of such positions, except in connection with the termination of his employment for death, disability (as defined in Section 3.1 (a)) or Cause;

            (b)   a reduction in the Employee's base salary, Target Bonus or Maximum Bonus as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement;

            (c)   any failure by DataPath to continue in effect any material benefit plan;

            (d)   a relocation of DataPath's principal executive offices to a location more than 50 miles from the location of the principal executive offices or the Employee's relocation to any place more than 50 miles from the location at which the Employee performed the Employee's duties, except for required travel by the Employee on DataPath's business;

            (e)   any material breach by DataPath of any provision of this Agreement;

            (f)    any failure by DataPath to obtain the assumption of this Agreement by any successor or assign of DataPath; or

            (g)   if Employee is not reappointed to his responsibilities as the Chief Executive and senior management official of the company [and the word "Executive" removed from the title of the Chairman of the Board] within 30 days after Employee shall receive a full "Secret" clearance designation from the Defense Security Service;

          For purposes of this Section 3.7 an isolated, immaterial, and inadvertent action not taken in bad faith by DataPath in violation of this subsection that is remedied by DataPath promptly after receipt of notice thereof given by the Employee shall not be considered Good Reason for the Employee's termination of employment with DataPath.

        Section 1.2.    This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

        Section 1.3.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment, effective as of the Effective Date set forth herein.

DATAPATH, INC.		EMPLOYEE
Signature:	/s/ JAMES M. MODAK	Signature:	/s/ ANDY MULLINS
Print Name:	James M. Modak	Print Name:	Andy Mullins
Title:	CFO

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AMENDMENT TO EMPLOYMENT AGREEMENT